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                                                                   Exhibit 10.12


                           MASTER CONSULTING AGREEMENT

      THIS MASTER CONSULTING AGREEMENT (this "Agreement") is made and entered into this 17th day of August, 2000, by and between ADLABS, INC. (hereinafter "ADLabs"), a California corporation with offices at 1601 Dove Street, Suite 105 Newport Beach, CA 92660, and SUMMUS, LTD. (hereinafter "Summus"), a Delaware corporation with offices at 434 Fayetteville Street Mall, Suite 600, Raleigh, NC 27601:

                                   WITNESSETH:

      WHEREAS, ADLabs desires to engage Summus from time to time pursuant to one or more Work Statements to perform projects of different kinds, and Summus is interested in accepting such engagements, subject to the parties' further agreement on the scope and terms of each such Work Statement; and

      WHEREAS, ADLabs and Summus mutually desire to set forth in this Agreement certain terms applicable to all such engagements;

      NOW, THEREFORE, in consideration of the premises and the mutual obligations of the parties set forth below, ADLabs and Summus, intending to be legally bound, hereby agree as follows:

                                    Section 1
                      SUBJECT AND PURPOSE OF THIS AGREEMENT

      This Agreement sets forth the terms and conditions applicable to projects which may be performed by Summus and/or ADLabs pursuant to one or more Work Statements. Each Work Statement shall be effective only when signed by both parties. References to this Agreement shall include any Work Statements in effect from time to time.

                                    Section 2
                                   DEFINITIONS

      Capitalized terms used in this Agreement and not elsewhere defined shall have the meanings ascribed to them in the attached Glossary or in the Technology License Agreement.

                                    Section 3
                                 WORK STATEMENTS

      3.1. SCOPE AND USE. A Work Statement is a project description for a particular Phase which refers to this Agreement, describes work to be done in connection with such Phase pursuant to this Agreement, identifies the Deliverables to be produced there under, and provides a breakdown of Deliverables into specific
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categories as further specified in Section 3.2(b) hereof. Each Work Statement shall identify the services, functions, equipment, facilities and other resources to be provided by each party in order for the tasks specified in such Work Statement to be performed.

      3.1. FORMAT AND TERMS. Except for minor tasks which may be addressed in summary form, each Work Statements will conform to substantially the following format:

      (a) The Work Statement shall be entitled "Work Statement No. [___] under Master Consulting Agreement, dated July 31, 2000. The contents of the Work Statement may be included in the body of the Work Statement, or in separately signed Attachments, as the parties consider most practical. The Work Statement shall include a provision for the dated signatures of authorized representatives of both parties.

      (b) Principal terms of the Work Statement shall include, at a minimum, for any Phase:

            (i) The "Phase Development Services" for such Phase which shall include a description of the work to be done, specifications of the expected Deliverable(s), and specification(s) of the modifications to the Summus Code to be done,

            (ii) A breakdown in the form of Exhibit "A" identifying the classification of each Deliverable in accordance with the following categories:

                        ADLabs Improvements
                        ADLabs Technology
                        Core Technology
                        Core Technology Improvement

                  Any Deliverable that has not been assigned to one of the above categories prior to commencement of work under any Work Statement shall be deemed Summus Technology unless otherwise agreed in writing by the parties.

            (iii) Services, equipment and facilities (if any) to be provided by
                  Summus.

            (iv) Services, equipment and facilities (if any) to be provided by ADLabs.
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            (v)   Third-party services, equipment, facilities and any Summus
                  Third Party Technology (if any) required to be obtained, which will be ADLabs' responsibility unless otherwise indicated.

            (vi)  Target time schedules and delivery dates.

            (vii) Completion criteria, quality testing, and reports.

            (viii)Payments to be made.

      3.3. TYPES OF WORK. It is expected that the projects that Summus may undertake pursuant to one (1) or more Work Statements will initially relate to:

      (a)   Phase I, Digital Image Consultation and Delivery of Base Technology

            (i) Deliverables will generally include certain software based on Summus' Wavelet Image Technology and certain enhancements specifically related to the ADLabs' anatomical pathology market segment.

            (ii) Deliverables are planned to include, 12 or 14-bit RGB SDK, registration and stitching of multiple images, and an application interface to examine the slides at multiple resolutions including a thumbnails and zoom functions.

            (iii) Early deliverables in Phase I are envisioned to be prototypes of the foregoing to be used to identify and document final requirements on functions and user interfaces. The Phase I Work Statement shall specify the consulting fee payments and the payment schedule for the Phase I Work.

      (b)   Phase II, Object Recognition and Slide Automation

            (i) In this Phase, Summus will provide enhancements to its base Wavelet Image Technology for purpose of a pattern recognition from a catalogue of images developed to allow the ADLabs to incorporate the delivered code into its ADPhase and ADSoft products, end to end system consisting of object/pattern recognition and database searching.

            (ii) The Phase II Work Statement shall specify the consulting fee payments and the payment schedule for the Phase II Work.

      (c)   Phase III, Multiple Spectrum Analysis and Diagnostics
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            (i)   In Phase III Summus will develop enhancements to its base
                  Wavelet Technology to assist ADLabs in developing its ADBioScan product, which is envisioned to be a diagnostic tool capable of multi-spectrum pattern recognition, imaging cataloging and management, and multiple category searching.

            (ii) Specifics of the Phase III effort will be delineated in the specific Work Statement.

      3.4. ADOPTION OF WORK STATEMENTS; CHANGES. Work Statements, changes to Work Statements, and amendments to this Agreement shall be effective only if in a writing accompanied by dated signatures of authorized representatives of both parties. Replacement pages initialed and dated by authorized representatives of both parties will be sufficient for that purpose. Unless otherwise indicated, a change or amendment shall be effective on the date signed by both parties.

                                     Section 4
                                    PERFORMANCE

      4.1. REASONABLE EFFORTS. The parties agree to use commercially reasonable effort to perform the tasks assigned and to complete the Phase Development Services specified in each applicable Work Statement. All services will be rendered in a workmanlike manner by personnel having a level of skill commensurate with their responsibilities.

      4.2. TARGET DATES. Scheduled performance dates are estimates only. Both parties recognize such dates are dependent on development, resource availability, funding, assistance, and other factors that may cause dates to shift or interfere with completion. However, each Work Statement shall set forth a date for completion of the Phase Development Services for a Phase and such date shall be applicable for purposes of determining satisfaction of the condition for timely completion of the Phase Development Services for any Phase as contemplated in the Stock Warrant Agreement.

      4.3. THIRD-PARTY RESOURCES. References to Deliverable or the assignment to Summus of responsibility for particular Phase Development Services shall not be construed to make Summus responsible for securing any related Intellectual Property Rights that may be owned or retained by third parties, unless (a) the applicable Work Statement expressly makes Summus responsible for securing those Intellectual Property Rights in the manner contemplated by Section 5 below or
(b) Summus has reason to believe at the time the Work Statement is
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executed that third party Intellectual Property Rights will be needed to avoid infringement in ADLabs conduct of its Business using the Summus Code as modified in accordance with the Work Statement. A statement or reference in a Work Statement that Summus is responsible for obtaining third-party resources, including services, equipment, facilities, or Intellectual Property Rights, is subject to the availability of those resources. If during the rendering of Phase Development Services under a Work Statement Summus has reason to believe that third party Intellectual Property Rights will be needed to avoid infringement in ADLabs conduct of its Business using the Summus Code as modified in accordance with the Work Statement, Summus shall promptly notify ADLabs thereof in writing.

                                    Section 5
                               RESOURCES PROVIDED

      A Work Statement may state that Summus or ADLabs is responsible for obtaining certain resources. Examples of resources that may be provided by either party for use in work done under this Agreement include:

      (a) Services, including development services, engineering services, training, manufacturing services, or administrative support.

      (b) Software (programming and documentation) previously in existence, where the Intellectual Property Rights are owned by one of the parties.

      (c) Software (programming and documentation) previously in existence, where the Intellectual Property Rights are owned by third parties and limited rights to such Software have been obtained by one of the parties under license.

            Note: In order to comply with restrictions imposed by third-party licensors, either party shall be entitled to limited disclosure to the other party of such software so that the other party is authorized only to provide programming assistance or testing in support of the licensed party, pursuant to designs owned or approved by the licensed party, under the direct and exclusive supervision and control of the licensed party, and with respect to interface programming or other development activity of a similarly narrow scope. When acting under those terms, the other party obtains no license or sublicense to the licensed software and, instead, the other party shall constitute solely an independent contractor acting for hire with respect to activities of the licensed party under a Work Statement.
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            Note: Where practical for the completion of the applicable work, programming may be provided in whole or in part only in object code form.

      (d)   Equipment.

            Unless otherwise agreed, any equipment provided by either party to the other party is loaned for use in performing the tasks specified in applicable Work Statements and, upon completion of those tasks, shall be returned in the same condition as received, fair wear and tear excepted. Any charges applicable for the loan of such equipment shall be set forth in the Work Statement.


                                    Section 6
                             CONTRACT ADMINISTRATION

      6.1. PRINCIPAL CONTACTS. The parties will designate and maintain Principal Contacts for purposes of all work and business between them concerning this Agreement and all notices required or permitted hereunder. These initially will be:

      For Summus:

                  Principal Contact:  Michael Boyd or President
                  Business Phone:  (919) 807-5600
                  Business Mailing Address:
                        434 Fayetteville Street Mall, Suite 600
                        Raleigh, NC 27601

      For ADLabs:

                  Principal Contact: Charles T. Madden or Vito J. Palmieri Business Phone: (949) 250-3375
                  Business Mailing Address:
                        1601 Dove Street, Suite 105
                        Newport Beach, CA 92660

      6.2. AUTHORIZATIONS. The signature or initials of the Principal Contacts on Work Statements or changes or amendments to Work Statements shall be deemed the authorized signature of the respective party.

      6.3. REPLACEMENT OF PRINCIPAL CONTACT. If either party decides at any time to replace the person serving as its Principal Contact, it may do so by written notice to the other party.
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      6.4. NOTIFICATION. Any notice under this Agreement shall be deemed given if sent by courier, facsimile or mail, directed to the principal contact of the party being notified.

                                    Section 7
                         COMMUNICATIONS; REPORTS; ACCESS

      7.1. PROGRESS CONFERENCES. The parties shall confer no less frequently than monthly, or at other times specified in the Work Statement, regarding the progress of the work required under each Work Statement, any anticipated problems (resolved or unresolved), and any indication of delay in fixed or tentative schedules.

      7.2. ACCESS. Each party shall, from time to time and upon reasonable notice, give the other party access to its facilities for purposes of design reviews, discussion concerning the status and conduct of work being performed under any Work Statements, and verification of compliance with the terms of this Agreement.

                                    Section 8
                            COMPENSATION AND PAYMENT

      8.1. METHOD OF COMPENSATION. Summus shall be entitled to compensation for the performance of its obligations as stated in a Work Statement.

      8.2. RESPONSIBILITY FOR EXPENSES. Except for the payments to which Summus may be entitled as stated in a Work Statement, each party will be responsible for its own expenses incurred in rendering performance, including the cost of facilities, work space, computers and computer time, development tools and platforms, utilities management, personnel, supplies, travel, and the like.

      8.3. PAYMENT. Unless otherwise stated in a Work Statement, payment for performance is due when and as performance is rendered. Summus shall issue invoices to ADLabs for charges when and as they come due. Charges shall be paid within thirty (30) days after receipt of the applicable invoice and if not then paid, such past due amounts shall accrue interest at the rate of one and one-half percent (1.5%) per month (prorated for partial periods). All payments shall be made in U.S. currency by check or wire transfer as Summus shall direct.

      8.4. COMPENSATION UPON TERMINATION. In the event of any termination of any Work Statement prior to completion, payment shall immediately be due for performance rendered pursuant to such Work Statement, including expenses
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incurred in connection with discontinuance of the work in a mutually agreed, orderly fashion.

      8.5. SUPPORTING DOCUMENTATION; AUDIT. Reasonable books of account in support of charges shall be kept and maintained by SUMMUS. All such records shall be open for review or audit by ADLabs at reasonable times and on reasonable notice to support consulting fees owed or other payments due. An audit of such records may be made, no more than twice each year, by an independent firm of accountants or by such other individuals as may be designated by ADLabs, at its expense; provided, however, that if such audit reveals an overpayment of amounts owing to Summus in excess of five percent (5%), Summus shall bear the cost of the audit.

      8.6. CONSULTING SUPPORT. In support of the Phase Development Services, Summus agrees to provide ADLabs with technical consulting support equal to at least two (2) full time equivalent persons, including a project/product manager and developer, for the term of this Agreement. Such consulting support will be provided to ADLabs at the prevailing rates that Summus charges for such services under U.S. Government contracts. In addition to such consulting fee, ADLabs shall reimburse Summus for any out-of-pocket expenses related to such consulting support (including, without limitation, travel and lodging). To the extent ADLabs requires additional consulting support beyond the two full time equivalent persons, such additional support may be provided by Summus at its customary hourly rate.

                                    Section 9
                   OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS

      9.1. THIRD-PARTY TECHNOLOGY. Except as otherwise stated herein, in the Technology License Agreement or in a Work Statement, ADLabs shall approve the use of any Third Party Technology necessary to enable it to produce and exploit the Deliverable(s), subject to any royalty obligations as set forth in the Technology License Agreement.

      9.2. FURTHER ASSURANCES. Each party agrees to take such action and execute, or cause its employees, agents and contractors to execute, such further instruments as may be necessary to give effect to the provisions of this Agreement.

      9.3. OWNERSHIP OF DELIVERABLES; LICENSE RIGHTS. Ownership of the intellectual property rights of any Deliverable hereunder, and any license rights related thereto, shall be governed by the terms of the Technology License Agreement between Summus and ADLabs, based on the category of each Deliverable assigned pursuant to Section 3.1(b)(ii) hereof. In the event of any
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conflict regarding ownership rights between this Agreement and the Technology
License Agreement, the Technology License Agreement shall prevail.

                                   Section 10
                             WARRANTIES; LIMITATIONS

      10.1. WARRANTIES; INDEMNIFICATION.

            Ownership. Summus represents and warrants that as delivered to ADLabs, the Deliverable(s) is (are) in substantial conformity with the specifications applicable to such Deliverable(s).

      (a) Exclusive Remedy. ADLabs' exclusive remedy for breach of any of Summus' warranties hereunder shall be: (1) to request Error Corrections in accordance with Section 10.3 of this Agreement, or
            (2) if such breach materially affects ADLabs' ability to conduct its Business, to recover the amount paid to Summus with respect to that portion of the Business effected by such breach. Summus shall have no liability to ADLabs' customers or Affiliated Entities with regard to the subject matter of this Agreement. Notwithstanding any other provision of this Agreement, under no circumstance may Summus' liability under or arising out of this Agreement exceed the total of payments received by Summus from ADLabs pursuant to this Agreement.

      10.2. LIMITATION OF LIABILITY

      (a) Disclaimer. Summus makes no warranty that all errors have been or can be eliminated from the Deliverable(s), and Summus shall not be liable or responsible for losses of any kind resulting from the use of the Deliverable(s) by ADLabs for developmental or productive use or in its Business, including any liability for personal injury (including death), property damage, business expense, machine downtime, or other damages caused ADLabs, ADLabs' customers, or Affiliated Entities by any attendant or consequent deficiency, defect, error, or malfunction. EXCEPT AS SPECIFICALLY SET FORTH ABOVE, SUMMUS DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY. IN NO EVENT SHALL SUMMUS BE LIABLE TO ADLABS FOR ANY LOST PROFITS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EVEN IF SUMMUS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN
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            ADVANCE OF THE CONDUCT GIVING RISE TO SUCH LOSSES OR DAMAGES.

      10.3. SUPPORT SERVICES. During the term of this Agreement, Summus will provide reasonable technical support to ADLabs and will promptly affect reasonable Error Correction in the Summus Code at Summus' expense. ADLabs' access to technical support shall be via telephone, facsimile, or email during each business day between the hour of 9:00 a.m. and 5:00 p.m. Eastern Standard Time. Technical support in excess of a commercially reasonable amount will be charged at a rate no greater than Summus' then current technical support rate.

                                   Section 11
                                TERM OF AGREEMENT

      11.1 TERM. This Agreement shall be effective upon the date specified at the beginning of this Agreement, and shall remain in force until terminated as provided herein; provided, however, this Agreement shall continue to remain in effect with respect to any Work Statement entered into hereunder until such Work Statement is itself terminated or performance thereunder is completed.

      11.2. TERM AND TERMINATION OF WORK STATEMENT. Unless otherwise stated in the applicable Work Statement, the term of the Work Statement shall last until performance thereunder is completed, except that ADLabs may, at its sole option and for its own convenience, terminate any or all Work Statements in effect and/or this Agreement upon sixty (60) days' prior written notice. Upon such termination, the parties shall inform each other of the extent to which performance has been completed through such date, and collect and deliver all work in process. In the event of termination, the parties agree to wind up their work in a commercially reasonable manner and to preserve and deliver items of value created prior to termination.

      11.3. TERMINATION OF THIS AGREEMENT.

      (a) Breach. Should either party commit a material breach of any obligation hereunder, except an obligation to make payments, the other party, at its option, may terminate this Agreement by sixty
            (60) days' prior notice to the other party. Such notice shall state the default upon which termination is based. Notwithstanding such notice, termination shall not occur and the defaulting party shall not be liable for any further remedy if (i) such default is cured, and notice of such cure is sent to the nonbreaching party within such sixty day period, or (ii) if such breach is incapable of being cured within such period and
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            the breaching party presents the nonbreaching party with its plan to cure and is diligently executing such plan.

      (b) Special Grounds for Termination. Notwithstanding any other provision of this Agreement, (i) Summus may terminate this Agreement upon fifteen days' written notice for nonpayment of fees after the same shall have become a past due payment, unless such nonpayment is cured within such fifteen (15) day period, and (ii) this Agreement shall terminate immediately in the event of any (A) affirmative act of insolvency by ADLabs, (B) upon the appointment of any receive or trustee to take possession of the properties of ADLabs or upon the winding-up, or (C) upon the expiration or termination, for any reason, of the Technology License Agreement. In the event of any termination set forth in this Section, all rights of ADLabs that otherwise would survive expiration or termination shall immediately terminate, and Summus shall be entitled to pursue all available remedies under contract, copyright, tort, and other applicable law.

      11.4. SURVIVAL. Except as limited by Section 12.3(b) hereof, the provisions of Sections 8, 9, 10, 11 and 13 shall remain in effect after termination of this Agreement.

                                   Section 12
                                  MISCELLANEOUS

      12.1. FORCE MAJEURE. Either party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; provided that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

      12.2. NO AGENCY. This Agreement and the Work Statements do not create any relationship between the parties hereto other than as independent contractors.

      12.3. SEVERABILITY. If any provision of this Agreement is held to be invalid, the other provisions will not be affected to the greatest extent possible consistent with the parties' intent.

      12.4. MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties.

      12.5. SECTION HEADINGS; EXHIBITS. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the
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interpretation hereof. The exhibits referred to herein and attached hereto, or to be attached hereto, including all Work Statements issued hereunder from time to time, are incorporated herein to the same extent as if set forth in full herein.

      12.6. COMPLIANCE WITH LAW.

      (a) Each party agrees to comply with all applicable laws, regulations, and ordinances relating to their performance hereunder.

      (b) Neither party will knowingly export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations) produced or provided under this Agreement, or export or re-export, directly or indirectly, any direct product of such technical data, including software, to a destination to which such export or re-export is restricted or prohibited by U.S. or non-U.S. law, without obtaining prior authorization from U.S. Department of Commerce and other competent government authorities to the extent required by those laws.

      12.7. NO WAIVER. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

      12.8. PREVAILING PARTIES. In case of litigation arising out of or in connection with this License Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the other Party.

      12.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles.

      12.10. DISPUTE RESOLUTION. If a dispute arises out of or relates to this License Agreement or the breach thereof (a "Dispute"), and if the Dispute cannot be settled through negotiation between the parties for a period not to exceed sixty (60) days, the parties agree first to try in good faith to settle the Dispute by mediation administered by the American Arbitration Association under its Commercial

Mediation Rules before resorting to arbitration, litigation, or some other dispute resolution procedure.

Notwithstanding anything to the contrary contained in this Section, the parties hereby preserve, without diminution, certain remedies that any of them may employ or exercise freely, in connection with or during a Dispute. Each of the parties shall have the right to proceed in any court of proper jurisdiction to exercise or prosecute the following remedies, as applicable: (i) obtaining provisional or ancillary remedies, including injunctive relief, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding, and (ii) a judgment obtained by confession of judgment. Preservation of these remedies does not limit the power of a mediator to grant similar remedies that may be requested by a party in a Dispute.

      12.11. ENTIRE AGREEMENT. This Agreement and the exhibits annexed hereto, together with the Work Statements issued from time to time hereunder, the Confidentiality Agreement dated February 16, 2000, and the Technology License Agreement and the Stock Warrant Agreement each entered into by the parties concurrently herewith, constitute the entire agreement between the parties with respect to the subject matter hereof. No change, waiver, or discharge hereof shall be valid unless it is in writing and is executed by the party against whom such change, waiver, or discharge is sought to be enforced.

      12.12. NO ASSIGNMENT. Unless a party's rights and obligations under the Technology License Agreement have been properly assigned pursuant to the terms thereof, neither party may, without the prior written consent of the other party, assign or transfer this Agreement or any obligation incurred hereunder. If a party has properly assigned its rights and obligations under the Technology License Agreement, such party may assign its rights and obligations hereunder to the same assignee as the Technology License Agreement, provided that such assignee expressly accepts, in writing, the obligations of the assignor hereunder as if the assignee were a party to this Agreement.


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      IN WITNESS WHEREOF, ADLabs and Summus have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the date first hereinabove written.

SUMMUS, LTD.,                            ADLABS, Inc.,
a Delaware corporation                   a California corporation


By:  /s/ Michael G. Boyd                 By:   /s/ Charles T. Madden
     ____________________________              _____________________________
     Michael G. Boyd                           Charles T. Madden
     Vice President, Business                  President and CEO
     Development


By:  /s/ W. Bradford Silvernail          By:   /s/ Glenn R. Ray
     ____________________________              _____________________________
     W. Bradford Silvernail                    Glenn R. Ray, Secretary
     Chief Executive Officer